KADANT INC.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2017

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

KADANT INC.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 5, 2017, Kadant Inc. (Kadant) and certain of its subsidiaries (the Buyers) acquired the forest products business of NII FPG Company, pursuant to a Stock and Asset Purchase Agreement dated May 24, 2017 among the Buyers and NII FPG Company and certain related entities (the Acquisition Agreement) for approximately $173 million, net of cash acquired (the Purchase Price), subject to a post-closing adjustment.

Pursuant to the Acquisition Agreement, at the closing the Buyers deposited into an escrow fund (i) $8 million to secure certain indemnification obligations of the sellers and (ii) $4 million to satisfy certain obligations of the sellers to adjust the Purchase Price. The indemnity escrow fund, less any claims made, will be released to the sellers on the 18-month anniversary of the closing.

The foregoing description of the transaction contemplated by the Acquisition Agreement does not purport to be a complete statement of the parties’ rights under the Acquisition Agreement, and is qualified in its entirety by reference to the full text of the Acquisition Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to Kadant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2017. A copy of the press release announcing the completion of the acquisition of the forest products business of NII FPG Company is filed with this report as Exhibit 99. The information provided in the attached Exhibit 99 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully set forth in Item 2.01 above, to fund the purchase price for the acquisition of the forest products business of NII FPG Company, Kadant and its wholly-owned subsidiary, Kadant International Luxembourg S.C.S., borrowed an aggregate $170.0 million, which included $62.7 million of Canadian dollar-denominated borrowings and $61.8 million of euro-denominated borrowings, under the amended and restated unsecured revolving credit facility among Kadant, as Borrower, the Foreign Subsidiary Borrowers from time to time parties thereto, the several banks and other financial institutions or entities from time to time parties thereto, and Citizens Bank, N.A., as Administrative Agent and Multicurrency Administrative Agent (in both capacities, the Agent) dated as of March 1, 2017 (2017 Credit Facility), as amended by the first amendment and limited consent (First Amendment) dated as of May 24, 2017. Under the First Amendment, the lenders agreed to waive certain funding conditions under the 2017 Credit Facility in connection with the closing of the acquisition. The principal on the loans made under the 2017 Credit Facility is due on March 1, 2022, and interest accrues and is payable quarterly in arrears at one of the following rates selected by Kadant: (i) the base rate, calculated as the highest of (a) the Federal Funds Rate in effect on such day plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Citizens Bank as its “prime rate,” and (c) the LIBOR Rate (as defined in the 2017 Credit Facility) for LIBOR Loans denominated in dollars with an interest period of 30 days on such day plus 0.50%; or (ii) the LIBOR Rate (with a zero percent floor) plus an applicable margin of 1 to 2%. The applicable margin is determined based upon the ratio of Kadant’s total debt, net of certain cash, as defined in the 2017 Credit Facility, to earnings before interest, taxes, depreciation and amortization (EBITDA), as defined in the 2017 Credit Facility. For this purpose, total debt net of certain cash is defined as total debt less the sum of (i) unrestricted U.S. cash, and (ii) 65% of unrestricted cash outside of the U.S., but no more than an aggregate amount of $30 million.

Loans under the 2017 Credit Facility are guaranteed by certain domestic subsidiaries of Kadant pursuant to an amended and restated guarantee agreement, dated as of March 1, 2017. In addition, one of Kadant's foreign subsidiaries entered into a guarantee agreement limited to certain obligations of two foreign subsidiary borrowers pursuant to a guarantee agreement dated as of March 1, 2017.

KADANT INC.

The obligations of Kadant under the 2017 Credit Facility may be accelerated upon the occurrence of an event of default under the 2017 Credit Facility, which includes customary events of default including without limitation payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy- and insolvency-related defaults, defaults relating to such matters as the Employment Retirement Income Security Act (ERISA), unsatisfied judgments, the failure to pay certain indebtedness, and a change of control default. In addition, the 2017 Credit Facility contains negative covenants applicable to Kadant and its subsidiaries including financial covenants requiring Kadant to comply with a maximum consolidated leverage ratio of 3.5 to 1 and a minimum consolidated interest charge coverage ratio of 3 to 1, and restrictions on liens, indebtedness, fundamental changes, dispositions of property, making certain restricted payments (including dividends and stock repurchases), investments, transactions with affiliates, sale and leaseback transactions, swap agreements, changing its fiscal year, arrangements affecting subsidiary distributions, entering into new lines of business, and certain actions related to the discontinued operation.

The foregoing description of the 2017 Credit Facility and related guarantee agreements, as amended, do not purport to be a complete statement of the parties’ rights under the agreements and is qualified in its entirety by reference to the full text of the agreements, which were filed with the Securities and Exchange Commission on May 30, 2017, as Exhibits 99.1, 99.2 and 99.3 to Kadant’s Current Report on Form 8-K. The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which will be filed as an exhibit to Kadant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2017.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this item are not included with this initial report. The required financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by this item are not included with this initial report. The required pro forma financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K was required to be filed.

(c) Exhibits

No.     Description

99	Press Release dated July 5, 2017, announcing the completion of the acquisition of the forest products business of NII FPG Company.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: July 10, 2017	By:	/s/ Michael J. McKenney
Michael J. McKenney Senior Vice President and Chief Financial Officer

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